Exhibit 10.38
***Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
Non-Exclusive Product License Agreement
     This Non-Exclusive Product License Agreement (“Agreement”) is made and entered into effective as of November 3, 2003 (the “Effective Date”), by and between Cambridge Antibody Technology Limited, having its principal offices at The Milstein Building, Granta Park, Cambridgeshire CB 1 6GH, England (“CAT”), and Micromet AG, having its principal offices at Staffelseestrasse 2, 81477 Munich, Germany (“Licensee”). CAT and Licensee each may be referred to herein individually as a “Party,” or collectively as the “Parties.”
     Whereas, the Parties have entered into that certain Research Cross-License Agreement dated as of September 3, 2003 (the “Research Cross-License Agreement”), under which Licensee may elect to receive licenses under the CAT Licensed Patents (as defined below) for the purpose of developing and commercializing antibody products towards specified targets;
     Whereas, Licensee has elected to receive such a license for the purpose of developing and commercializing antibody products towards the GM-CSF target; and
     Whereas, CAT desires to grant a license to Licensee on a non-exclusive basis of the right to use the CAT Licensed Patents for the purpose of developing and commercializing such products in respect of such target.
     Now, Therefore, in consideration of the premises and the mutual covenants and agreements herein contained, the Parties agree as follows:
1. Definitions
     When used in this Agreement, capitalized terms will have the meanings as defined below and throughout the Agreement.
     1.1 “Affiliate” means a legal entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party. For purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a legal entity; provided that, if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.
     1.2 “Antibody” means a molecule or gene encoding such a molecule comprising or

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containing more than one immunoglobulin variable domain or parts of such domain or any existing or future fragments, variants, modifications or derivatives thereof.
     1.3 “Antigen” means any structure, including an entire protein, post-translational modifications, lipids, or glyco-lipids, for which Antibody variable domains have binding affinity.
     1.4 “BiTE Product” means any composition or formulation containing or comprising a bi-specific Single Chain Antibody, wherein one arm of the Single Chain Antibody binds to T-cells.
     1.5 “Business Day” means any day (other than a Saturday or Sunday) upon which major commercial banks are open for business in the cities of London and Munich.
     1.6 “CAT Background Know-How” means the Know-How Controlled by CAT relating to the CAT Licensed Patents and described in Schedule II, which the Parties may amend from time to time at their sole discretion in accordance with Section 2.4.
     1.7 “CAT Licensed Patents” means (a) those Patents identified in Schedule I, and (b) any Patents that claim or cover any CAT Phage Display Improvements and that are selected by Licensee for inclusion pursuant to Section 9.2.
     1.8 “CAT Phage Display Improvements” means any Improvement of a Phage Display process or any other technology, process, or methodology (each as claimed in or covered by either of the CAT Licensed Patents or CAT Background Know-How) that satisfies all of the following criteria: (a) is first conceived or reduced to practice within [***] of the Effective Date; provided, however, that upon the request of Licensee at any time during the [***] period following the date that is [***] from the Effective Date and upon demonstration by Licensee of good commercial, technical, or legal reasons for extension of the foregoing [***] period, the Parties agree to negotiate in good faith the potential extension of such period for one (1) additional [***] period, with the consent by CAT to such extension not to be withheld absent demonstration of good commercial, technical, or legal reasons for opposing such extension; and (b) is developed by or on behalf of CAT or its Affiliates; provided, however, that the foregoing will exclude in respect of CAT only any such improvement, modification or adaptation to the extent that CAT is not permitted to disclose, license or sublicense such improvement, modification or adaptation to Licensee as a result of an obligation of CAT to a Third Party.
     1.9 “Combination Product” means any product manufactured or sold by or on behalf of Licensee in the Field which contains a Licensed Product and one or more other [***].
     1.10 “Controlled” or “Controls” means, with respect to any Know-How, Patent, or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, or grant a license, sublicense or other right to or under, such Know-How, Patent or right as provided for herein without violating the terms of any agreement or other arrangements with any Third Party.

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     1.11 “Development” means any development work carried out on a Lead directed towards eventual commercialization of such Lead as a Licensed Product.
     1.12 “Diagnostic Licensed Product” means any Licensed Product (including a composition, formulation, device, assay or other product, but excluding Microarrays (as defined in Schedule V)) (a) for sale as an in vitro or in vivo diagnostic for use in or in relation to humans, or (b) for sale separately from but in support of a therapeutic product for use in or in relation to humans.
     1.13 “Dossier” means a written summary setting forth a brief description of the proposed use, application or clinical indication of a particular product composition or formulation applicable to the Target Program and its origin, amino acid sequence, nucleotide sequence and Genbank or other accession number (if available); provided, however, that the foregoing will exclude any information that is subject to an obligation of confidentiality between Licensee and a Third Party.
     1.14 “Excluded Field” means the field of research and development as set out in Schedule IV.
     1.15 “Excluded Technology” means the applications and technologies as set out in Schedule V.
     1.16 “Exploit” or “Exploitation” means to make, have made, import, export, use, sell, offer for sale, or otherwise dispose of a product, including all discovery, research, development, registration, modification, enhancement, improvement, manufacture, storage, formulation, exportation, transportation, distribution, promotion and marketing activities related thereto.
     1.17 “FDA” means the United States Food and Drug Administration, or any successor agency thereto having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the United States of America.
     1.18 “Field” means the prognosis, diagnosis, prophylaxis or treatment of human diseases or conditions by modulation of the Target; provided, however, that the foregoing will exclude the Excluded Field.
     1.19 “Gatekeeping Procedure” means the process by which [***] whether, with respect to a [***], prior to a [***], (a) such [***] or which [***] or (b) [***].
     1.20 “Improvement” means any improvement, modification or adaptation of any technology, process or methodology each as claimed in or covered by either of the CAT Licensed Patents or CAT Background Know-How, as applicable, which may be developed by or on behalf of a Party, its sublicensees or its Affiliates during the Term.
     1.21 “Insolvency Event” means, except for the event of a solvent reorganization or amalgamation, (i) the filing by a Party in court or agency pursuant to any applicable statute or

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regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of a Party or of its assets, or (ii) the filing by a Third Party against a Party of an involuntary petition in bankruptcy or seeking reorganization, liquidation, dissolution, winding up arrangement, composition or readjustment of such Party’s debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or the issuance of a warrant of attachment, execution or similar process against a Party, and, in each case, only if the applicable petition, warrant of attachment, execution or similar process is not dismissed within ninety (90) days after the filing thereof, or (iii) if any Party proposes or is a Party to any dissolution or liquidation under applicable law, or makes an assignment for the benefit of creditors.
     1.22 “Know-How” means all non-public inventions, data, information, methods, procedures, processes and materials, including but not limited to, biological, chemical, biochemical, toxicological, pharmacological, metabolic, formulation, clinical, analytical and stability information and data (other than such Know-How which is or becomes the subject of a patent or of a provisional or filed patent application or which otherwise becomes public).
     1.23 “Lead” means an Antibody that is selected from a pool of Antibodies against the Target and that has been generated by Phage Display, in relation to which the Licensee carries out further development including, but not limited to, lead optimization.
     1.24 “Licensed Product” means any product, substance or formulation arising from the Target Program, and (a) the Development, manufacture, importation, use or sale of which would but for the provisions of this Agreement infringe one or more Valid Claims under the CAT Licensed Patents, or (b) which utilizes the CAT Background Know-How.
     1.25 “Licensee Phage Display Improvement” means any Improvement of a Phage Display process or any other technology, process, or methodology that is developed by or on behalf of Licensee, its Affiliates or sublicensees and that satisfies all of the following criteria: (a) is first reduced to practice, or described in a patent application, publication, or abstract within [***] after the Effective Date; provided, however, that upon the request of CAT at any time during the [***] period following the date that is [***] from the Effective Date and upon demonstration by CAT of good commercial, technical, or legal reasons for extension of the foregoing [***] period, the Parties agree to negotiate in good faith the potential extension of such period for one (1) additional[***] period, with the consent by Licensee to such extension not to be withheld absent demonstration of good commercial, technical, or legal reasons for opposing such extension; (b) may not lawfully be Exploited without a license to one or more Valid Claims within the CAT Licensed Patents; (c) is not a human therapeutic or diagnostic product, a manufacturing method applicable to that product, or a method of using that product; and (d) is not claimed in or covered by any Patent Controlled by Licensee and is not an improvement, modification or adaptation of any such invention; and (e) does not relate to any BiTE Product.
     1.26 “MAA” means a marketing approval application filed with the European Medicines Evaluation Agency or a Biologics License Application filed with the FDA, and any

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corresponding applications in other countries or territories.
     1.27 “Major Market Country” means the [***].
     1.28 “Marketing Approval” means the approval of an MAA for a Licensed Product and any pricing and reimbursement approvals to the extent the applicable Regulatory Authorities in a country require a pricing or reimbursement approval prior to the marketing and sale of such Licensed Product in such country.
     1.29 “[***] Agreement” means that certain license agreement by and between [***] and CAT dated as of [***], as may be then in effect, pursuant to which CAT is the exclusive licensee of certain of the CAT Licensed Patents and certain other Know-How related thereto.
     1.30 “Net Sales” means the gross amount invoiced by Licensee, its Affiliate or its sublicensee for sales of Licensed Products to any Third Party (and in all cases amounts actually received to the extent not invoiced), less any (a) normal trade, cash and quantity discounts actually allowed, including charge backs; (b) amounts allowed for returned or defective Licensed Products; (c) insurance and transportation charges to the extent included in the invoiced amount; and (d) custom duties, VAT, sales taxes or other governmental charges paid in connection with such sales (but excluding what is commonly known as income taxes). Any of the deductions listed above that involves a payment by Licensee, its Affiliate or sublicensee will be taken as a deduction in the calendar quarter in which the payment is actually made by such entity; provided, however, to the extent that the aggregate of such deductions in any calendar quarter for a Licensed Product exceeds the gross amount invoiced by Licensee, its Affiliate or its sublicensee for sales of such Licensed Product, then Licensee may carry forward any excess amounts and reduce the gross amounts invoiced in connection with the applicable sale of Licensed Products in one or more subsequent calendar quarter(s).
     Any amounts received on account of transfers of Licensed Products between Licensee, its Affiliates or sublicensees of Licensed Products hereunder will be excluded from the calculation of Net Sales, and Net Sales will be calculated based on the final sale of such Licensed Product by Licensee, its Affiliates or sublicensees to any Third Party.
     In the event a Licensed Product is sold in the form of a Combination Product, Net Sales for purposes of royalty payments on the Combination Product will be calculated by multiplying the Net Sales of the Combination Product by the fraction A/(A+B), where A is the invoice price of the Licensed Product if sold separately (i.e., without the other active ingredients or components) by Licensee, its Affiliate or sublicensee; and B is the aggregate invoice price of the other active ingredients or components in the Combination Product, if sold separately by Licensee, its Affiliate or sublicensee. In the event that no such separate sales are made by Licensee, its Affiliate or sublicensee, then Net Sales for purposes of royalty payments on the Combination Product will be calculated by multiplying the Net Sales of the Combination Product by the fraction C/(C+D) where C is the fully allocated cost of the Licensed Product taken separately from the Combination Product (i.e., not including the other active ingredients or

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components); and D is the aggregate fully allocated cost of the other active ingredients or components; in each case, such costs being determined using generally accepted accounting procedures consistently applied by Licensee, its Affiliate or sublicensee, as applicable.
     1.31 “Non-Adjusted Royalty Rate” means with respect to any Licensed Product the rate equal to the sum of the maximum royalty rates payable by Licensee to CAT and Third Parties on net sales (as defined in the applicable agreements) with regard to the sale or other disposition of such Licensed Product in accordance with the terms and conditions of this Agreement.
     1.32 “Patents” means (a) all patents and patent applications in any country or supranational jurisdiction, and (b) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like, and any provisional applications, of any such patents or patent applications.
     1.33 “Phage Display” means the technology, process or methodology whereby Antibodies are cloned, expressed, produced and screened on the surface of filamentous bacteriophage.
     1.34 “Phase I Clinical Trial” means, as to a specific Licensed Product, the first controlled and lawful study in humans of the safety of such Licensed Product, which is prospectively designed to generate sufficient data (if successful) to commence a Phase II clinical trial (or foreign equivalent) of such Licensed Product, as further defined in Federal Regulation 21 C.F.R. 312.21.
     1.35 “Primary Application” means a major application of a product containing an Antibody binding to a target, as ascertained at the time of assessment of such Antibody as a potential Licensed Product using objective and reasonable scientific and/or commercial criteria data and/or information. Primary Application does not mean any minor or incidental application.
     1.36 “Regulatory Authorities” means the European Medicines Evaluation Agency, the FDA, any successor agencies thereto, and any equivalent health regulatory authorities in any applicable country or territory.
     1.37 “Single Chain Antibody” means an Antibody having binding affinity for an Antigen whereby such Antibody comprises (i) a polypeptide segment having a light chain variable region, (ii) a polypeptide having a heavy chain variable region, and (iii) at least one peptide linker linking those polypeptides into a single chain polypeptide.
     1.38 “Target” means the whole or part and natural variants of the granulocyte-macrophage colony stimulating factor (GM-CSF) identified by the SWISS-PROT entry name CSF2_HUMAN and accession number P04141 with the amino acid sequence as set out in Schedule III which is specifically recognized by an Antibody binding to the foregoing.
     1.39 “Target Program” means (a) the discovery of Antibodies binding to the Target by practicing inventions claimed in any CAT Licensed Patents or utilizing the CAT Background Know-How; and (b) development of Antibodies binding to the Target by practicing inventions

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claimed in any CAT Licensed Patents or utilizing the CAT Background Know-How.
     1.40 “Term” has the meaning assigned to it in Section 10.1.
     1.41 “Therapeutic Licensed Product” means any Licensed Product for which Marketing Approval is sought or received for therapeutic or prophylactic use in humans.
     1.42 “Third Party” means any party other than CAT, Licensee or their respective Affiliates.
     1.43 “Valid Claim” means (i) any claim of an issued and unexpired patent within the CAT Licensed Patents which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in a decision that is not appealed or cannot be appealed, and which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise, or (ii) a pending claim in a pending patent application within the CAT Licensed Patents. Notwithstanding the foregoing clause (ii), in the event that a pending claim in a pending patent application does not issue as a valid and enforceable claim in an issued patent within [***] after the earliest date from which such patent application claims priority, such a pending claim will not be a Valid Claim, unless and until such pending claim subsequently issues as a valid and enforceable claim in an issued patent, in which case such claim will be reinstated and be deemed to be a Valid Claim as of the date of issuance of such patent.
2. Grant Of Licenses
     2.1 License. Subject to the terms and conditions of this Agreement, CAT hereby grants to Licensee a nonexclusive, worldwide, royalty-bearing license under the CAT Licensed Patents and the CAT Background Know-How to Exploit Licensed Products in the Field. Subject to the terms and conditions of this Agreement, Licensee may grant and authorize the grant of further sublicenses under the foregoing license to any of its Affiliates or to a Third Party; provided, however, that any such sublicense will be consistent with the terms and conditions of this Agreement, and will impose on the sublicensee the obligations of Licensee and grant CAT the rights contained in Sections 5.5, 7, 8.3 and 9.1 of this Agreement. Licensee will provide CAT with the identity of each Third Party licensee of Licensee that receives a sublicense of the rights under this Section 2.1 within thirty (30) days of execution of the applicable agreement. The Parties understand and agree that the terms and conditions of this Section 2.1 (including the right to sublicense and authorize further sublicenses) will apply to any product, composition, or formulation upon the submission by Licensee of a Dossier for such product pursuant to Section 3.1.1. Licensee hereby covenants and agrees not to use or sublicense any of its rights under the foregoing license except as expressly permitted in this Agreement.
     2.2 Reservation of Rights. Except for the rights specifically granted herein, CAT reserves all rights to all CAT Licensed Patents and the CAT Background Know-How Controlled by it and reserves the right to utilize or allow Third Parties to utilize the CAT Licensed Patents and the CAT Background Know-How consistent with the terms of this Agreement. No implied licenses are granted under this Agreement.

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     2.3 Excluded Technology. Notwithstanding anything in this Agreement to the contrary, CAT grants no rights to Licensee under this Agreement (a) to research, develop, manufacture, use, or sell Licensed Products using the Excluded Technology set forth in items [***] of Schedule V, or (b) to develop, manufacture, use, or sell any Licensed Product that is a Research Product or Microarray, as those terms are defined in Schedule V. CAT will notify Licensee promptly if:
               (a) CAT ceases to be bound by the Excluded Field restriction pursuant to its agreement with [***] dated [***]; or
               (b) CAT no longer needs to exclude Research Products from the license granted hereunder pursuant to its agreement with [***] dated [***] (the “[***] License Agreement”), a copy of which has been provided to Licensee by CAT as of the Effective Date. CAT will promptly notify Licensee of any modification or amendment to the [***] License Agreement and deliver to Licensee a redacted copy of any such amended agreement.
     The restrictions set out in this Agreement relating to the Excluded Field or Research Products set forth above (as the case may be) will, subject to any other restrictions on CAT and to the provisions of this Agreement, cease to apply from the date of removal of such restriction pursuant to the terms of the foregoing agreements.
     2.4 Know-How Transfer. Within ninety (90) days after the Effective Date, CAT will disclose in writing and deliver to Licensee all CAT Background Know-How. CAT may during the Term at its sole discretion propose to Licensee that additional CAT Background Know-How (developed by or on behalf of CAT after the Effective Date) be disclosed to Licensee and added to Schedule II. Licensee will be entitled to accept or reject such additional Know-How at its sole discretion. If Licensee accepts such additional Know-How, then Schedule II of this Agreement will be amended in accordance with Section 13.5.
3. Identification Of Licensed Products; Reporting; Diligence
     3.1 Identification of Licensed Products.
          3.1.1 General. Licensee will provide to CAT a Dossier in respect of each Licensed Product conceived or developed within the Target Program that Licensee desires to Exploit under this Agreement. During the Term, Licensee will submit such a Dossier to CAT for a particular product composition or formulation prior to the time Licensee begins administration to humans of such composition or formulation in a human clinical trial with respect to that product composition or formulation.
          3.1.2 Confidentiality. CAT will treat all information contained in any Dossier (or update thereto) provided to CAT under this Section 3.1, or Section 3.3 as Licensee’s Confidential Information in accordance with the confidentiality provisions of Section 7.
     3.2 Abandonment of a Licensed Product. If at any time during the Term, Licensee

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decides in its discretion that it no longer wishes to Exploit a Licensed Product itself or with or through an Affiliate or Third Party (an “Abandoned Product”), Licensee will promptly notify CAT in writing of such decision and any license granted by Section 2.2 of this Agreement will be deemed to have been terminated solely with regard to such Abandoned Product from the date Licensee sets forth in such notification. In the case of any Abandoned Product, the Parties will [***].
     3.3 Dossier Updates. Within [***] Business Days of each anniversary of the Effective Date during the Term, Licensee will prepare and provide to CAT an update to any Dossier submitted that summarizes the current status of the research and development regarding each Licensed Product. Such update may include, by way of example, a brief description of any collaborations, business transactions, changes of control, publications, conference presentations and intellectual property or legal matters where such events are relevant to CAT as licensor or Licensee as licensee under this Agreement, unless such update would constitute a breach by Licensee of a non-disclosure obligation to a Third Party.
4. Gatekeeping And The Excluded Field
     The Parties hereby acknowledge and agree that the Target has been cleared through CAT’s Gatekeeping Procedure as of the Effective Date.
5. Payments
     5.1 Initial License Fee. On the Effective Date, Licensee will pay to CAT a non-refundable, non-creditable license fee of US$[***].
     5.2 Therapeutic Licensed Product Milestone Payments and Royalty Rates. The milestone payments and royalty rates set forth in this Section 5.2 will apply to each Therapeutic Licensed Product.
          5.2.1 Milestones. Licensee will pay to CAT the following non-refundable, non-creditable milestone payments for each Therapeutic Licensed Product Exploited by Licensee, its Affiliates or sublicensees:

Milestone Event	Milestone Payment
Initiation of Phase I Clinical Trials for such Therapeutic Licensed Product in the first Major Market Country	US$[***]

Acceptance of the filing of the first Marketing Approval for such Therapeutic Licensed Product in the first Major Market Country	US$[***]

Receipt of first Marketing Approval for such Therapeutic Licensed Product in the first Major Market Country	US$[***]

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          5.2.2 Royalties.
               (a) Subject to the terms and conditions of this Agreement, Licensee will pay to CAT a royalty payment equal to [***]% of Net Sales of each Therapeutic Licensed Product sold by Licensee, its Affiliates or sublicensees throughout the world. The royalty payment obligation of Licensee under this Section 5.2.2 will expire on a Therapeutic Licensed Product-by-Therapeutic Licensed Product and country-by-country basis (in which such Therapeutic Licensed Product is sold) upon the later of: (a) expiration of the last to expire Valid Claim of the CAT Licensed Patents which, but for the license granted in this Agreement, would be infringed by the Development, manufacture, importation, use or sale of such Therapeutic Licensed Product in such country; and (b) ten (10) years from first commercial sale for use or consumption by the general public of such Therapeutic Licensed Product by or on behalf of Licensee anywhere in the world. In the event that the period described in clause (b) of the preceding sentence extends beyond the period described in clause (a) of the preceding sentence with respect to a Therapeutic Licensed Product in a country (a “Therapeutic Product Extended Period”), then the royalty rate of [***]% set out above will be reduced to [***]% of Net Sales of such Therapeutic Licensed Product in such country during such Therapeutic Product Extended Period.
               (b) Notwithstanding anything herein to the contrary, the Parties agree that no royalties will be payable by Licensee for a particular country in respect of any Therapeutic Licensed Product which does not utilize the CAT Background Know-How and which is first sold commercially after the expiration of the last to expire Valid Claim of the CAT Licensed Patents in such country, which, but for the license granted in this Agreement, would be infringed by the Development, manufacture, importation, use or sale of such Therapeutic Licensed Product in such country.
     5.3 Diagnostic Licensed Product Milestone Payments and Royalty Rates. The milestone payments and royalty rates set forth in this Section 5.3 will apply to each Diagnostic Licensed Product.
          5.3.1 Milestones. Licensee will pay to CAT the following non-refundable, non-creditable milestone payments for each Diagnostic Licensed Product Exploited by Licensee, its Affiliates or sublicensees:

Milestone Event	Milestone Payment
Acceptance of the filing of the first Marketing Approval for such Diagnostic Licensed Product in the first Major Market Country	US$[***]

Receipt of first Marketing Approval for such Diagnostic Licensed Product in the first Major Market Country	US$[***]
          5.3.2 Royalties.

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               (a) Subject to the terms and conditions of this Agreement, Licensee will pay to CAT a royalty payment equal to [***]% of Net Sales of each Diagnostic Licensed Product sold by Licensee, its Affiliates or sublicensees, throughout the world. The royalty payment obligation of Licensee under this Section 5.3.2 will expire on a Diagnostic Licensed Product-by-Diagnostic Licensed Product and country-by-country basis (in which such Diagnostic Licensed Product is sold) upon the later of: (a) expiration of the last to expire Valid Claim of the CAT Licensed Patents, which, but for the license granted in this Agreement, would be infringed by the Development, manufacture, importation, use or sale of such Diagnostic Licensed Product in such country; and (b) ten (10) years from first commercial sale for use or consumption by the general public of such Diagnostic Licensed Product by or on behalf of Licensee anywhere in the world. In the event that the period described in clause (b) of the preceding sentence extends beyond the period described in clause (a) of the preceding sentence with respect to a Diagnostic Licensed Product in a country (a “Diagnostic Product Extended Period”), then the royalty rate of [***]% set out above will be reduced to [***]% of Net Sales of such Diagnostic Licensed Product in such country during such Diagnostic Product Extended Period.
               (b) Notwithstanding anything herein to the contrary, the Parties agree that no royalties will be payable by Licensee for a particular country in respect of any Diagnostic Licensed Product which does not utilize the CAT Background Know-How and which is first sold commercially after the expiration of the last to expire Valid Claim of the CAT Licensed Patents in such country, which, but for the license granted in this Agreement, would be infringed by the Development, manufacture, importation, use or sale of such Diagnostic Licensed Product in such country.
          5.3.3 Acceleration of Milestones. If the first commercial sale of a Diagnostic Licensed Product by Licensee, its Affiliate or sublicensee is made in a Major Market Country where no Marketing Approval has been granted for such Licensed Product, then both of the milestone payments set forth in Section 5.3.1 will be payable as if the relevant milestone events had occurred as of the date of such first commercial sale.
     5.4 Payment.
          5.4.1 Payment of Milestones. Upon Licensee achieving a development milestone that triggers a milestone payment obligation pursuant to Sections 5.2.1 or 5.3.1, Licensee will give notice to CAT within [***] days of achieving each milestone, and will make the corresponding milestone payment within [***] days of the achievement of the corresponding milestone event.
          5.4.2 Payment of Royalties. For any quarterly period for which royalties are payable by Licensee to CAT under Sections 5.2.2 or 5.3.2, Licensee will provide notice to CAT within [***] days after the end of each such calendar quarter and a written report with Licensee’s good faith estimate of Net Sales accrued in the preceding calendar quarter and the royalties payable thereon. Licensee will make royalty payments to CAT for Licensed Products or

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Diagnostic Licensed Products sold during a calendar quarter within [***] days of the last day of that calendar quarter. Each royalty payment will be accompanied by a written report for that calendar quarter showing the cumulative Net Sales of the applicable product sold by Licensee, its Affiliates and its sublicensees on a country-by-country basis worldwide during the quarterly reporting period and the corresponding royalties payable under this Agreement.
          5.4.3 Payment Method. All amounts due hereunder will be paid in US Dollars by wire transfer in immediately available funds to Barclays Bank Plc, Benet Street Business Centre, P O Box No 2, Cambridge, CB2 3PZ, England, Account Number [***]; Sort Code: [***], Swift Code: [***] (payments may be routed through Barclays Bank Plc, New York, ABA Routing Code: [***]; Swift Code: [***]) or such other bank account as CAT may from time to time notify Licensee. Any payments or portions thereof due hereunder which are not paid on the date such payments are due will bear interest from the due date until the date of payment at the rate which is the lower of (i) [***]percentage points above the overnight London Interbank Offering Rate in effect on the due date or (ii) the highest rate permitted by applicable law.
          5.4.4 Currency Conversion for Milestone Payments and Calculation of Net Sales. For any currency conversion required in connection with any payment hereunder, or in determining the amount of royalties due, such conversion will be made at the prevailing commercial rate of exchange for purchasing the currency into which an amount is to be converted as publicly announced as the spot rate quoted by Barclays Bank Plc (or its successor) in London on (i) the day which is fifteen (15) Business Days following the date of the achievement of any milestone for which payment is due pursuant to Sections 5.2.1 or 5.3.1 and (ii) the day which is the last Business Day of the applicable quarterly period for any royalty payments made pursuant to Sections 5.2.2 or 5.3.2. For purposes of determining the amount of royalties due, the amount of Net Sales in any foreign currency will be computed by converting such amount into US Dollars as provided in this Section. All payments due under this Agreement will be paid exclusive of value added tax.
          5.4.5 Credit for Royalties Paid on Uncollected Amounts. As set forth in this Section 5.4.5, Licensee will be entitled to a credit for royalties paid by Licensee hereunder with respect to any invoiced amounts that are included in Net Sales but are not collected by Licensee, its Affiliate or sublicensee, as applicable (each such amount, an “Uncollected Amount”). Such credit may be taken in the calendar quarter in which the applicable Uncollected Amount is no longer recorded as a receivable or in one or more subsequent calendar quarter(s) to the extent that such credit exceeds the amount payable by Licensee to CAT in any calendar quarter. The amount of such credit will be equal to the difference between (x) the royalty actually paid by Licensee to CAT hereunder for the Uncollected Amount, and (y) the royalty actually paid by CAT to [***], its successors or assigns pursuant to the [***] Agreement for the Uncollected Amount. Upon the request of Licensee in connection with this Section 5.4.5, CAT will provide to Licensee payment records supporting payment to [***] by CAT in respect of such Uncollected Amount. Licensee agrees that an Uncollected Amount will only be recorded as not receivable once Licensee has used its reasonable endeavors to recover such amount from the relevant Third Party in accordance with its usual practice for recovering unpaid debts. To the extent that an

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Uncollected Amount recorded as not receivable is in fact subsequently received by Licensee, Licensee will pay to CAT the corresponding amount of any credit previously taken by Licensee in accordance with Section 5.4.2.
     5.5 Records; Audits. Licensee will at all times keep or cause or procure to be kept and for at least [***] retain accurate data, accounts and supporting documentation of all Licensed Products produced and/or sold, used or disposed of by or on behalf of Licensee and the Net Sales thereof (collectively, “Records”) to the extent such Records are reasonably required for the computation and verification of royalties and all other sums payable under this Agreement. Licensee will give to or procure for CAT’s nominated representative, upon reasonable request in writing and no more than [***], access to Licensee’s facilities during normal business hours to inspect all Records kept in accordance with this Section 5.5 and to make copies or to take extracts from these Records. However, CAT’s nominated representative will not disclose to CAT or any Third Party any Confidential Information belonging to Licensee but will merely report on any under or over payment discovered as a result of his inspection. CAT will bear all costs of such audit, unless the audit reveals an underpayment of more than [***]% from payments otherwise due and payable hereunder, in which case Licensee will bear the cost of the audit.
     5.6 Payment of Additional Amounts. If, based on the results of any audit, additional payments are owed to CAT under this Agreement, Licensee will make such additional payments promptly after the accounting firm’s written report is delivered to both Parties. If, based on the results of any audit, payments made by Licensee pursuant to Sections 5.2 or 5.3 exceeded payments indicated by the audit as being due thereunder, such excess will be credited against future amounts owed by Licensee under Sections 5.2 or 5.3.
     5.7 Confidentiality. CAT will treat all information provided to it pursuant to any audit performed under Section 5.5 in accordance with the confidentiality provisions of Section 7 and will cause its accounting firm or other designated representative to enter into a reasonably acceptable confidentiality agreement with Licensee obligating such firm or representative to maintain all such financial information in confidence pursuant to such confidentiality agreement.
     5.8 Withholdings.
          5.8.1 Licensee will be entitled (if required to do so) to deduct tax from the payments it makes to CAT under this Section 5 above (“Withholding Tax”) provided that:
               (a) Licensee will pay over such Withholding Tax to the relevant revenue authority and will provide to CAT such documentary evidence as CAT may reasonably require regarding (i) the amount so deducted, and (ii) evidence of payment to such authority; and
               (b) Licensee will provide to CAT such assistance as CAT may reasonably require (including submission of documents to relevant revenue authorities) to obtain a repayment of the Withholding Tax or (as the case may be) to obtain the benefit of such Withholding Tax whether by credit against taxes or otherwise.

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          5.8.2 If, pursuant to a relevant double taxation agreement, a Party has the right to claim relief (whether in whole or in part) from any Withholding Tax, then:
               (a) Licensee will co-operate with CAT in seeking a written direction from the relevant revenue authorities to the effect that either: (i) no Withholding Tax should be operated in respect of payments under this Agreement, or (ii) the rate of Withholding Tax will be such lower rate as specified by the relevant revenue authority, and Licensee will comply with any such direction given; and
               (b) pending such written direction, Licensee will deduct Withholding Tax in accordance with Section 5.8.1 above, but will, in addition to the sums otherwise payable under this Agreement, pay to CAT such further sum as will ensure that, after operation of Withholding Tax on all such sums, the net amount received by CAT equals the amount that CAT would have received had the relevant revenue authority already issued the written direction described in Section 5.8.2(a)(i) above or, as the case may be, Section 5.8.2(a)(ii) above.
          5.8.3 If, as a result of any change in corporate status or location of CAT, or permitted assignment of this Agreement by CAT, Withholding Tax becomes due on payments from Licensee to CAT or its permitted assignee and CAT is not able to claim a credit or reimbursement for such tax, in whole or in part, then any amount of Withholding Tax deducted by Licensee on amounts payable by Licensee to CAT hereunder will be treated as if the amount of Withholding Tax was paid directly to CAT, to the extent that a credit or reimbursement could not be claimed by CAT.
          5.8.4 If, as a result of any change in corporate status or location of Licensee, or permitted assignment of this Agreement by Licensee, Withholding Tax becomes due on payments from Licensee to CAT or its permitted assignee and CAT is not able to claim a credit or reimbursement for such tax, in whole or in part, then Licensee will deduct Withholding Tax in accordance with Section 5.8.1 above, but will, in addition to the sums otherwise payable under this Agreement, pay to CAT such further sum as will ensure that, after operation of Withholding Tax on all such sums, the net amount received by CAT equals the amount that CAT would have received had the non-creditable or non-deductible amount of such Withholding Tax not been deducted. To the extent that any such amount deducted by Licensee in accordance with this Section 5.8.4 is in fact subsequently able to be claimed by CAT as a credit or reimbursement for such tax otherwise deducted, then CAT will pay to Licensee the corresponding amount of any such credit or reimbursement for such tax otherwise eligible to be deducted by CAT.
6. Representation And Warranties; Covenants
     6.1 Representations of CAT. CAT represents to Licensee that as of the Effective Date: (a) it Controls the CAT Licensed Patents and the CAT Background Know-How licensed under this Agreement (subject to the restrictions described in Section 2.3 above); (b) the CAT Licensed Patents includes all Patents relating to Phage Display that both (i) are owned by CAT or are licensed from the [***] to CAT, and (ii) would be infringed by Licensee’s performance of

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activities in the Field or the Development, manufacture, importation, use or sale of Antibody Products resulting from such activities; provided, however, that it will not be a breach of the foregoing representation if CAT has in good faith inadvertently omitted a Patent from Schedule I and is not otherwise in breach of its covenant under Section 6.3 regarding such Patent; (c) except as disclosed on Schedule VI, it has not received any written communication that expressly threatens interference actions or oppositions to any Patents ‘within the CAT Licensed Patents or other litigation before any patent office, court, or any other governmental entity in any jurisdiction in regard to the CAT Licensed Patents; (d) except as disclosed on Schedule VI, it has not been served with any complaint alleging infringement of a Third Party’s patents arising from the practice of the claims in the Patents within the CAT Licensed Patents; and (e) Schedule VI includes a complete list of all pending claims of Third Parties in regard to the entitlement, validity or enforceability of the CAT Licensed Patents.
     6.2 Reciprocal Representations and Warranties. Each Party represents and warrants to the other Party that: (a) this Agreement is a legal and valid obligation binding upon its execution and enforceable against it in accordance with its terms and conditions; and (b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary corporate action, and the person executing this Agreement on behalf of such Party has been duly authorized to do so by all requisite corporate actions.
     6.3 Additional Covenants. CAT hereby covenants and agrees that (a) it will maintain throughout the Term all agreements with Third Parties granting CAT rights in and to the CAT Licensed Patents and CAT Background Know-How that are necessary to grant Licensee the licenses granted in Section 2 of this Agreement (including, without limitation, the [***] Agreement) and (b) it will promptly upon discovery of any omission amend Schedule I as of the Effective Date to include any Patent omitted from Schedule I.
     6.4 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, EACH PARTY MAKES NO REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND CAT AND LICENSEE EACH SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.
7. Confidentiality
     7.1 Definition. During the Term and subject to the terms and conditions of this Agreement, a Party (the “Disclosing Party”) may communicate to another Party (the “Receiving Party”) confidential information in connection with this Agreement or the performance of its obligations hereunder, including, without limitation, any Dossier or update thereto, any Know-How, any information regarding CAT Phage Display Improvements or Licensee Phage Display

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Improvements, any reports provided pursuant to this Agreement, any scientific and manufacturing information and plans, marketing and business plans, and financial and personnel matters relating to a Party or its present or future products, sales, suppliers, customers, employees, investors or business (collectively, “Confidential Information”).
     7.2 Exclusions.
          7.2.1 Notwithstanding the foregoing, information of a Disclosing Party will not be deemed Confidential Information with respect to a Receiving Party for purposes of this Agreement if such information:
               (a) was already known to the Receiving Party or its Affiliates, other than under an obligation of confidentiality or non-use, at the time of disclosure to the Receiving Party;
               (b) was generally available or known to parties reasonably skilled in the field to which such information or Know-How pertains, or was otherwise part of the public domain, at the time of its disclosure to the Receiving Party;
               (c) became generally available or known to parties reasonably skilled in the field to which such information or Know-How pertains, or otherwise became part of the public domain, after its disclosure to the Receiving Party through no fault of or breach of its obligations under this Section 7 by the Receiving Party;
               (d) was disclosed to the Receiving Party other than under an obligation of confidentiality or non-use, by a party other than the Disclosing Party who had no obligation to the Disclosing Party not to disclose such information or Know-How to others; or
               (e) was independently discovered or developed by the Receiving Party or its Affiliates, as evidenced by contemporaneous written records, without the use of or reference to, and by personnel who had no knowledge of or access to, any Confidential Information of the Disclosing Party.
          7.2.2 Specific aspects or details of Confidential Information will not be deemed to be within the public domain or in the possession of a person or entity merely because the Confidential Information is embraced by more general information in the public domain or in the possession of such person or entity. Further, any combination of Confidential Information will not be considered in the public domain or in the possession of a person or entity merely because individual elements of such Confidential Information are in the public domain or in the possession of such person or entity unless the combination and its principles are in the public domain or in the possession of such person or entity.
     7.3 Disclosure and Use Restriction. Except as expressly provided herein, the parties agree that, during the Term and for [***] thereafter (unless one or more of the exceptions described in 7.2.1 apply), the Receiving Party and its Affiliates and sublicensees will keep

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completely confidential and will not publish or otherwise disclose and will not use fir any purpose except for the purposes contemplated by this Agreement any Confidential Information of the Disclosing Party, its Affiliates or sublicensees.
     7.4 Authorized Disclosure. A Receiving Party may disclose Confidential Information of a Disclosing Party to the extent that such disclosure is:
          7.4.1 made in response to a valid order of a court of competent jurisdiction or other governmental or regulatory body of competent jurisdiction; provided, however, that the Receiving Party will first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or governmental or regulatory body or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order will be limited to that information which is legally required to be disclosed in response to such court or governmental order;
          7.4.2 otherwise required by law or mandatory regulation; provided, however, that the Disclosing Party will provide the Receiving Party with notice of such disclosure in advance thereof to the extent practicable;
          7.4.3 made by the Receiving Party to the regulatory authorities as required in connection with any application, filing, or similar requests for regulatory approvals; provided, however, that reasonable measures will be taken to assure confidential treatment of such information;
          7.4.4 made by the Receiving Party, in connection with the performance of this Agreement, to Affiliates, permitted sublicensees, employees, consultants, representatives or agents, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Section 7;
          7.4.5 made by the Receiving Party to existing or potential acquirers or merger candidates, potential collaborators (to the extent contemplated hereunder), investment bankers, existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Section 7; or
          7.4.6 a disclosure of the terms of this Agreement and disclosed in accordance with Section 7.6.
     7.5 Use of Name. Neither Party will make public use of the other Party’s name except (i) in connection with announcements and other permitted disclosures relating to this Agreement and the activities contemplated hereby, (ii) as required by applicable law, and (iii) otherwise as agreed in writing by such other Party.
     7.6 Terms of Agreement to be Maintained in Confidence. Subject to the other provisions of this Section 7 (including the exception for any public disclosures made in

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compliance with the terms of this Section 7.6), the Parties agree that the terms of this Agreement are confidential and will not be disclosed by either Party to any Third Party (except to a Party’s professional advisor) without advance written permission of the other Party; provided, however, that either Party may make any filings of this Agreement required by law or regulation in any country so long as such Party uses its reasonable efforts to obtain confidential treatment for portions of this Agreement as available, consults with the other Party, and permits the other Party to participate, to the extent practicable, in seeking a protective order or other confidential treatment; and provided, further, that either Party may disclose the terms of this Agreement to a Third Party (and its professional advisors) when such disclosure is reasonably necessary in connection with (i) the grant of a license or sublicense of the CAT Licensed Patents to such Third Party, (ii) a merger, acquisition, placement, investment, or other such transaction with such Third Party, or (iii) the sale of securities to or other financing from such Third Party or a financing underwritten by such Third Party, in which case disclosure may be made to any person or entity to whom such Third Party sells such securities (and its professional advisors). Advance written permission for disclosure will not be required when a Party is ordered to disclose information concerning the Agreement by a competent tribunal or such disclosures are required by law, regulation, or stock exchange rules, except that such Party will make all reasonable efforts to limit any disclosure as may be required in the course of legal proceedings by entry of an appropriate protective and confidentiality order, and will provide the other Party with as much advance notice of such circumstances as is practicable.
     7.7 Press Release. Promptly following the Effective Date, the Parties will mutually agree on whether a press release shall be published and, if applicable, on the text of a press release announcing the execution of this Agreement. Neither Party will issue a press release announcing such execution prior to such agreement.
8. Filing, Prosecution And Maintenance Of Patent Rights
     8.1 Prosecution and Maintenance. As between the Parties, CAT will be solely responsible and bear all costs for the preparation, filing, prosecution and maintenance of the CAT Licensed Patents in its discretion, subject to the terms and conditions of this Agreement.
     8.2 Costs. As between the Parties, CAT will be solely responsible and bear all costs for (and enjoy all recovery from) any actions concerning the CAT Licensed Patents, including but not limited to reexaminations, oppositions, interferences, and infringement actions, all in its sole and absolute discretion.
     8.3 No Challenge. CAT will be permitted to terminate this Agreement if Licensee or its Affiliates challenge, or intentionally direct or intentionally assist (other than under compulsion of a legal process) a third party to challenge, the validity or enforceability of any of the Patents within CAT Licensed Patents; provided, however, that the foregoing termination right will not apply in the event that such challenge to a patent within the CAT Licensed Patents is brought by Licensee or its Affiliates in response to a suit or proceeding on such patent brought by CAT (or its Affiliates) against Licensee or its Affiliates. If a sublicensee of Licensee or its Affiliates (or an Affiliate of such sublicensee) challenges the validity or enforceability of or otherwise opposes any such Patent under which such sublicensee is sublicensed, then Licensee upon notice by CAT will terminate such sublicense. Licensee and its Affiliates will include

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provisions in all agreements that grant sublicense rights under the Patents within CAT Licensed Patents that if the sublicensee or its Affiliates challenge the validity or enforceability of or otherwise oppose any such Patents under which the sublicensee is sublicensed, Licensee may terminate its sublicense agreement with such sublicensee.
     8.4 Notice. CAT will notify Licensee of any successful challenge to the CAT Licensed Patents by any Third Party and will, upon request by Licensee, provide Licensee with reasonable documentation regarding any such challenge. Licensee will notify CAT of any infringement by a Third Party of any Patent in the CAT Licensed Patents of which Licensee becomes aware and will provide CAT with the available evidence, if any, of such infringement.
     8.5 Enforcement. As between the Parties, CAT will have the exclusive right and sole discretion during the Term to stop infringement of the CAT Licensed Patents, including by bringing suit or other proceeding against the infringer in its own name. Upon request by CAT, Licensee will provide reasonable assistance to CAT as a party to the lawsuit or other proceeding, at CAT’s expense; provided, however, that CAT will retain control of the prosecution of such suit or proceeding. CAT will bear all its costs incurred in connection with such lawsuit or other proceeding, and, consequently, will be entitled to collect and retain for its own account: such damages and profits as may be accrued as a result of such lawsuit or other proceeding.
9. Improvements; Ownership
     9.1 Phage Display Improvements.
          9.1.1 Disclosure of Licensee Phage Display Improvements. Within [***] following conception or discovery by or on behalf of Licensee, its Affiliates or sublicensees of any Licensee Phage Display Improvements, Licensee will provide CAT with notice of such Licensee Phage Display Improvements.
          9.1.2 Ownership. As between the Parties, and subject to the licenses granted in Section 9.1.3, Licensee will retain all right, title and interest in and to any and all Licensee Phage Display Improvements. Licensee will ensure that to the extent permitted by law, any third party, including Licensee’s sublicensees, performing work related to Phage Display is under an obligation: (a) to assign all inventions, Patents, and Know-How relating to any Licensee Phage Display Improvements to Licensee, or where this obligation is not permitted, (b) to exclusively license all such inventions, Patents, and Know-How to Licensee, with the right to sublicense, or where neither of the obligations described in the preceding clause (a) or (b) is permitted, then (c) to non-exclusively license all such inventions, Patents, and Know-How to Licensee, with the right to sublicense.
          9.1.3 License to CAT. Subject to the terms and conditions of this Agreement, Licensee hereby grants to CAT a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid license, with the right to grant and authorize the grant of sublicenses (in accordance with the terms of Section 2.1 relating to sublicenses by Licensee, mutatis mutandis), under the Licensee Phage Display Improvements and any intellectual property rights therein to use and

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practice the Licensee Phage Display Improvements for the purpose of identifying, producing, developing, making, importing and selling products (other than BiTE Products) containing or comprising one or more Antibodies or for any other purpose. CAT hereby covenants and agrees not to use or sublicense any of its rights under the foregoing license except as expressly permitted in this Agreement. The license set forth in this Section 9.1.3 will survive expiration or termination of this Agreement, except if this Agreement (or, after expiration or termination of this Agreement, this Section 9.1.3) is terminated by Licensee for breach of the foregoing covenant by CAT, in which case such license will terminate immediately and entirely.
     9.2 CAT Phage Display Improvements. Within [***] following conception or discovery by or on behalf of CAT or its Affiliates of any CAT Phage Display Improvements, CAT will provide Licensee with written notice of such CAT Phage Display Improvements (to the extent that such disclosure would not violate CAT’s non-disclosure obligations to one or more Third Parties). If Licensee elects to include any Patents claiming or covering one or more of such CAT Phage Display Improvements, then Licensee will provide CAT with written notice of such election and, upon receipt by CAT of such notice, any such Patents will be deemed CAT Licensed Patents hereunder. Subject to the licenses granted in Section 2, CAT will retain all right, title and interest in and to any and all CAT Phage Display Improvements.
     9.3 Further Assurances. Each Party agrees to take all necessary and proper acts, and will cause its employees, Affiliates, contractors, sublicensees, and consultants to take such necessary and proper acts, to effectuate the ownership provisions set forth in this Section 9.
10. Term And Termination
     10.1 Term. This Agreement is effective as of the Effective Date and will expire upon the last date upon which the royalties payable by Licensee to CAT under Section 5.2.2 or 5.3.2 expire unless terminated earlier as expressly provided otherwise in this Agreement (the “Term”).
     10.2 Termination for Material Breach.
          10.2.1 Any material breach or failure by a Party to comply with any of its obligations contained herein (including, without limitation, any such breach or failure during an Insolvency Event) will entitle the Party not in default to give to the Party in default written notice specifying the nature of the default, requiring the defaulting Party to make good or otherwise cure such default.
          10.2.2 Subject to Section 10.2.3 below, if, after a Party’s receipt of notice pursuant to Section 10.2.1 above, such default is not cured within [***] days (or, if such default cannot be cured within such [***]-day period, if the Party in default does not commence actions to cure such default within such [***]-day period and thereafter diligently continue such actions and cure such default within [***] days after the receipt of such notice, except in the case of a payment default, as to which the defaulting Party will have only a [***]-day cure period), then the Party not in default will be entitled, on written notice to the other Party and without prejudice to any other rights conferred on it by this Agreement or available to it or them by law or in

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equity, to terminate this Agreement immediately.
          10.2.3 If a Party receiving a notice pursuant to Section 10.2.1 above, is also at the time of receiving such notice subject to an Insolvency Event and such default is not cured within [***] days (except in the case of payment default, as to which the defaulting party will only have a [***] day cure period), then the Party not in default will be entitled, on written notice to the other Party and without prejudice to any other rights conferred by this Agreement or available to it or them by law or in equity, to terminate this Agreement immediately.
     10.3 Amendment or Termination of [***] Agreement.
          10.3.1 Upon any amendment of the [***] Agreement that materially reduces the obligation of CAT to pay royalties to [***] in connection with a sale of “Products” (as defined therein) by CAT or its sublicensee (without a corresponding material payment by CAT of cash or in-kind consideration therefor), then CAT will promptly notify Licensee of such amendment and the Parties will in good faith promptly amend the applicable provisions of this Agreement in order to provide to Licensee, as best as practicable, the economic benefits (or reduction of obligations) resulting from such amendment to the [***] Agreement.
          10.3.2 Upon termination of the [***] Agreement, and upon request by Licensee, CAT will use commercially reasonable efforts to obtain a direct license for Licensee from [***], its successors or assigns to any CAT Licensed Patents licensed to CAT under such agreement upon the terms set forth herein (including, without limitation, pursuant to Section [***] of the [***] Agreement); provided, however, that CAT will have no such obligation if Licensee’s acts or omissions under this Agreement caused such termination of the MRC Agreement.
     10.4 Consequences of Expiration and Termination.
          10.4.1 Material Breach. Upon termination of this Agreement by a Party pursuant to Section 10.2, (i) all licenses granted by the terminating Party to the defaulting Party will terminate (except as provided in Section 9.1.3 and Section 10.4.2); (ii) the licenses granted by the defaulting Party will survive (subject to continued performance by the terminating Party of its royalty obligations, if any); and (iii) the milestone and royalty obligations set forth in Section 5 with respect to the surviving licenses will continue.
          10.4.2 Survival of Certain Sublicenses. Sublicenses granted by a defaulting Party to a Third Party will survive termination of the defaulting Party’s license under Section 10.4.1(i); provided, however, that (x) such Third Party is not the cause of the default, (y) such Third Party is not in breach of, and continues to fully perform all obligations under its sublicense agreement and any surviving provisions in this Agreement applicable to such sublicensee, and (z) the terminating Party continues to receive from such Third Party all royalty and milestone payments set forth in Section 5.
          10.4.3 Return of Confidential Information. Upon any expiration or termination of this Agreement, each Party will, at the other Party’s option, promptly return or

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destroy any of such other Party’s Confidential Information (including all Know-How) in its possession or control; provided, however, that each Party may retain: (a) a single archival copy of the Confidential Information of the other Party solely for the availing itself of the rights accorded to it, or to perform its obligations, under the surviving provisions of this Agreement (including, without limitation any and all license or sublicense rights expressly made to survive termination or expiration hereof); and (b) any portion of the Confidential Information of the other Party which a Party is required by applicable law to retain.
     10.5 Survival. Expiration or termination of this Agreement for any reason will not relieve the Parties of any obligation accruing prior to such expiration or termination, including without limitation Licensee’s obligation to pay royalties under Section 5 above on the sale of Licensed Products prior to the effective date of such expiration or termination. The provisions of Sections 3.1.2, 5 (solely as to accrued and unpaid amounts and Sections 5.5 and 5.7), 6.4, 7, 9.1.3, 10.4, 10.5, 11, 12 and 13, together with any definitions used or schedules referenced therein, will survive termination or expiration of this Agreement.
11. Indemnification And Insurance
     11.1 Indemnification By Licensee. Licensee will indemnify CAT, its Affiliates, and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses)(collectively, “Losses”) in connection with any and all liability suits, investigations, claims or demands by Third Parties (each, a “Third Party Claim”) to the extent arising out of: (a) any theory of product liability (including, but not limited to, actions in the form of tort, warranty or strict liability) concerning a Licensed Product that is Exploited by Licensee or its Affiliates pursuant to any right or license granted under this Agreement, or (b) any failure by any sublicensee of Licensee to comply with the obligations of Sections 5.5, 7, 8.3 and 9.1 of this Agreement imposed on such sublicensee pursuant to Section 2.1 of this Agreement, as applicable; in each case, except to the extent that such Losses arise out of or result from (i) the gross negligence or reckless misconduct of a party seeking indemnification hereunder, or (ii) a material breach by a party seeking indemnification hereunder of any provision of this Agreement.
     11.2 Indemnification Procedure.
          11.2.1 Notice of Claim. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (collectively, the “Indemnitees” and each an “Indemnitee”) will be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party will give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this Section 11, but in no event will the Indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). The Indemnified Party will furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses.

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          11.2.2 Prosecution of Claims. The obligations of an Indemnifying Party under this Section 11 will be governed by and be contingent upon the following additional terms and conditions:
               (a) Control of Defense.
                    (i) At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice.
                    (ii) Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.
               (b) Right to Participate in Defense. Without limiting Section 11.2.2(a), any Indemnitee will be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnitee’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 11.2.2(a) (in which case the Indemnified Party will control the defense).
               (c) Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, will deem appropriate, and will transfer to the Indemnified Party all amounts which said Indemnified Party will be liable to pay prior to the time prior to the entry of judgment. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.2.2(a), the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent will be at the Indemnified Party’s sole and absolute discretion). The Indemnifying Party will not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee will admit any liability with respect to, or settle, compromise or discharge,

23.

any Third Party Claim without the prior written consent of the Indemnifying Party.
               (d) Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnitee to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.
     11.3 Expenses. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim will be reimbursed on a calendar quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.
     11.4 Insurance. During the Term, each Party will have and maintain such types and amounts of liability insurance as is normal and customary in the industry generally for parties similarly situated, and will upon request provide the other Party with a copy of its policies of insurance in that regard, along with any amendments and revisions thereto.
12. Limitation of Liability
     12.1 NOTHING IN THIS AGREEMENT WILL RESTRICT OR LIMIT EITHER PARTY’S LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY SUCH PARTY’S NEGLIGENCE OR WILLFUL MISCONDUCT.
     12.2 SUBJECT TO SECTION 12.1 ABOVE, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS, LOSS OF DATA, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT. THE FOREGOING LIMITATIONS WILL NOT APPLY TO DAMAGES ARISING FROM A BREACH OF SECTION 7 ABOVE OR AN AWARD OF ENHANCED DAMAGES AVAILABLE UNDER THE PATENT LAWS FOR WILLFUL PATENT INFRINGEMENT, AND WILL NOT LIMIT EITHER PARTY’S INDEMNITY OBLIGATIONS TO THE OTHER PARTY UNDER THIS AGREEMENT.
13. Miscellaneous
     13.1 Assignment. Without the prior written consent of the other Party (which such

24.

consent may be granted, withheld or conditioned at the other Party’s sole and absolute discretion), neither Party will sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that either Party may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of the other Party:
               (a) to any Affiliate of such Party; provided, further, that
                    (i) such Affiliate may not otherwise sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise (except pursuant to any merger, consolidation or asset sale subject to Section 13.1(b) below), this Agreement or any of its rights or duties hereunder without the prior written consent of the other Party and such consent may be granted, withheld or conditioned at the other Party’s sole and absolute discretion; and
                    (ii) that if any such Affiliate is subsequently sold by or otherwise ceases to be an Affiliate of the relevant Party (except pursuant to any merger, consolidation or asset sale subject to Section 13.1(b) below) this Agreement must be assigned back to the relevant Party before such sale or other event becomes effective; or
               (b) to any Third Party with which it merges or consolidates, or to which it transfers all or substantially all of its assets to which this Agreement relates.
In each case described in this Section 13.1 the relevant Affiliate assignee, Third Party assignee or surviving entity will assume in writing all of the assigning Party’s obligations under this Agreement and the assigning Party will promptly provide notice to the other Party of such assignment. The assigning Party (except if it is not the surviving entity) will remain jointly and severally liable under this Agreement with the relevant Affiliate assignee. Any purported assignment or transfer in violation of this Section will be void ab initio and of no force or effect.
     13.2 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, then (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, and (d) the Parties will use good faith efforts to promptly replace such illegal, invalid or unenforceable provision with a valid and enforceable provision having similar terms such that the objectives contemplated by the Parties when entering this Agreement may be realized. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision prohibited or unenforceable in any respect.
     13.3 Governing Law; Dispute Resolution.
          13.3.1 This Agreement, all disputes between the Parties related to or arising out of this Agreement, the Parties’ relationship created hereby, and/or the negotiations for and entry into this Agreement, including any dispute concerning its conclusion, binding effect, amendment, coverage, or termination, will be governed by the laws of England and Wales

25.

without reference to any choice of law principles that would cause the application of the laws of a different jurisdiction, and will (subject to Section 13.3.2 below) be subject to the non-exclusive jurisdiction of the courts of competent jurisdiction located in England and Germany.
          13.3.2 The Parties will try to settle their differences amicably between themselves. In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the performance or alleged non-performance of a Party of its obligations under this Agreement (“Dispute”), a Party may notify the other Party in writing of such Dispute. If the Parties are unable to resolve the Dispute within [***] of receipt of the written notice by the other Party, such dispute will be referred to [***] [***] who will use their good faith efforts to resolve the Dispute within [***] after it was referred to [***]. If [***] fail to resolve the Dispute, each Party may pursue its rights and remedies as described in Section 13.3.1 above. Notwithstanding the foregoing, no Dispute relating to Section 7 will be subject to this Section 13.3.2. In addition, nothing in this Section 13.3.2 will limit either Party’s right to seek immediate injunctive or other equitable relief whenever the facts or circumstances would permit a Party to seek such relief in a court of competent jurisdiction.
     13.4 Notices. All notices or other communications that are required or permitted hereunder will be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery or overnight courier as provided herein), or sent by internationally-recognized overnight courier addressed as follows:
     If to CAT, to:
Cambridge Antibody Technology Ltd
Milstein Building, Granta Park
Cambridgeshire CB 1 6GH
England
Attention: the Company Secretary
Facsimile: +44 (0) 1223 471472
     If to Licensee, to:
Micromet AG
Staffelseestrasse 2
D-81477 Munich, Germany
Attention: Chief Business Officer
Facsimile: +49 89 895-277-285
with a copy to:
Cooley Godward LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

26.

Reston, Virginia 20190-5656
Attention: Matthias Alder, Esq.
Facsimile: +1 (703) 456-8100
or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered or sent by facsimile on a Business Day, and (ii) on the second Business Day after dispatch, if sent by internationally-recognized overnight courier. It is understood and agreed that this Section 13.4 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.
     13.5 Entire Agreement; Modifications. This Agreement, together with any schedules attached hereto (each of which is hereby incorporated herein by reference), sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are hereby superceded and of no further force and effect. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. For the avoidance of doubt, nothing in this Agreement is intended to or shall be construed to provide that (a) a representation, covenant or obligation under this Agreement shall be a representation, covenant or obligation under any other agreement or instrument executed by the Parties, except as expressly provided otherwise herein, or (b) a default under this Agreement shall constitute a default under any other agreement or instrument executed by the Parties, except as expressly provided otherwise herein. No amendment or modification of this Agreement will be binding upon the Parties unless made in writing and duly executed by authorized representatives of both Parties.
     13.6 Relationship of the Parties. It is expressly agreed that the Parties’ relationship under this Agreement is strictly one of licensor-licensee, and that this Agreement does not create or constitute a partnership, joint venture, or agency. Neither Party will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding (or purport to be binding) on the other. All persons employed by a Party will be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment will be for the account and expense of such Party.
     13.7 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of claims based on the failure to perform or a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.
     13.8 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
     13.9 No Benefit to Third Parties. The representations, warranties, covenants and

27.

agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they will not be construed as conferring any rights on any other parties.
     13.10 Further Assurance. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.
     13.11 English Language. This Agreement has been written and executed in the English language. Any translation into any other language will not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version will control.
     13.12 Force Majeure. Neither Party will be deemed to be in breach of this Agreement as a result of default, delay or failure to perform by such Party that results from any cause beyond the reasonable control of such Party that could not reasonably be foreseen by such Party, including without limitation, fire, earthquake, acts of God, acts of war, strikes, lockouts, or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities (except actions in response to a breach of applicable laws by such Party), or epidemics. This Section 13.12 will not operate to excuse payment by a Party of any amounts due to any other Party under this Agreement. In the event of any such force majeure, the Party affected will promptly notify the other Party, will use commercially reasonable efforts to overcome such force majeure, and will keep the other Party informed with respect thereto. If the event of force majeure continues for a period greater than one hundred and eighty (180) days, then the unaffected Party may terminate this Agreement immediately by notice in writing to the affected Party.
     13.13 Construction. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein means including, without limiting the generality of any description preceding such term. No rule of strict construction will be applied against either Party.
[Remainder of this page is left blank intentionally. Signature page follows.]

28.

     In Witness Whereof, the Parties have executed this Agreement by their respective authorized representatives as of the date first written above.

Cambridge Antibody Technology Limited

By:	/s/ Diane Mellett
Name:	Diane Mellett
Title:	General Counsel

Micromet AG

By:	/s/ Christian Itin
Name:	Christian Itin, Ph.D
Title:	Chief Business Officer

By:	/s/ Gregor K. Mirow
Name:	Gregor K. Mirow
Title:	CFO
[Signature Page To The Non-Exclusive Product License Agreement]

1

Schedule I
CAT Licensed Patents

		[***]		[***]	[***]	[***]	[***]

PUBLISHED PCT	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

US	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

EUROPE	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

AUSTRALIA	[***]	[***]	[***]	[***]	[***]	[***]		[***]

JAPAN	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

CANADA	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

SOUTH KOREA	[***]	[***]	[***]	[***]	[***]	[***]		[***]

*	Patents in opposition proceedings.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Schedule II
CAT Background Know-How
[***]:[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1

SCHEDULE III
Description of Target
Human GM-CSF
SWISS-PROT entry name CSF2_HUMAN; accession number: P04141
Amino acid sequence of unprocessed precursor of GM-CSF
[***]
Nucleotide Sequence of GM-CSF

[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]					[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Schedule IV
Excluded Field
“Excluded Field” means:
1.	the discovery, isolation, characterization, research, development, and/or commercialization of an Antibody useful for the diagnosis, treatment and/or prevention of one or more of the following disease conditions wherein the primary scientific rationale or activity is [***];

2.	[***] including, without limitation, (A) [***]e, and (B) [***]but, in both instances, excluding the treatment and/or prevention of [***]associated with [***]);

3.	[***];

4.	[***] including, but not limited to, (A) [***](B) [***] and (C) [***];

5.	[***];

6.	[***]; and/or

7.	[***];
provided, however, that for the purpose of this Agreement the term “Excluded Field” will not include the diagnosis, treatment and/or prevention of the above disease conditions caused by [***].

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Schedule V
Excluded Technologies
“Excluded Technology” means:
1.	“[***],” meaning the technology claimed in the following Patents to which CAT has sole right, title and interest: [***];

2.	“[***],” meaning solely Antibodies which [***] and in which [***];

3.	“Research Products,” meaning those certain research products for which CAT has granted certain exclusive rights to a Third Party under the [***] License Agreement, as may then be in effect;

4.	“[***],” meaning any Antibody [***] for the purpose of simultaneously detecting and/or measuring [***] whereby that product:
(a)	Contains or comprises:
(i)	an [***] of [***] Antibodies of different [***] [***] (excluding Antibodies serving a purpose as controls), or

(ii)	an [***] of [***] Antibodies of the same [***] [***], provided that such Antibody is used to [***] [***] [***] data points for the purpose of [***] (excluding Antibodies serving a purpose as controls), and
(b)	contains or comprises an array of Antibodies [***], and

(c)	is in a format where the [***], and

(d)	employs any type of [***], and

(e)	may be used [***] or [***] (as appropriate), and

(f)	is not, by way of example, (i) any type of [***] technology; (ii) any type of [***] technology; (iii) any type of [***] assay.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Schedule VI
CAT Third Party Claims
[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1

-i-

Table of Contents
(continued)

***	Certain information on this page has been omitted.

-ii-

Table of Contents
(continued)

Page
13.5 Entire Agreement; Modifications	26
13.6 Relationship of the Parties	26
13.7 Waiver	27
13.8 Counterparts	27
13.9 No Benefit to Third Parties	27
13.10 Further Assurance	27
13.11 English Language	27
13.12 Force Majeure	27
13.13 Construction	27

-iii-

Exhibit 10.38
***Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
Amendment
To
Non-Exclusive Product License Agreement
     This Amendment (the “Amendment”) is made as of this 17th day of March, 2005 by and between Micromet AG, located at Staffelseestrasse 2, D-81477, Munich, Germany (“Micromet”) and Cambridge Antibody Technology Limited, located at The Milstein Building, Granta Park, Cambridgeshire CB 1 6GH, England (“CAT”)(each of Micromet, and CAT, a “Party” and, collectively, the “Parties”).
Recitals
     A. The Parties have entered into that certain Non-Exclusive Product License Agreement, dated as of November 3, 2003 (the “Agreement”), pursuant to which the Parties have granted certain intellectual property licenses for products towards the GM-CSF target and for the purposes described therein. Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.
     B. The Parties desire to amend the Agreement to delete the Excluded Field.
Agreement
     Now, Therefore, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
     1. Expiration of Excluded Field. The Parties acknowledge and agree that, effective as of 22 February, 2004, CAT has ceased to be bound by the Excluded Field restriction pursuant to its agreement with [***] dated [***] and, consequently, pursuant to the terms of Section 2.3 of the Agreement, any restrictions set forth in the Agreement relating to the Excluded Field have ceased to apply as of 22 February 2004.
     2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     3. Effectiveness. This Amendment shall become effective upon the execution hereof by both Parties.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.

     4. Continuing Effect. Other than as set forth in this Amendment, all of the terms and conditions of the Agreement shall continue in full force and effect.

2.

     In Witness Whereof, the parties have executed this Amendment to the Non-Exclusive Product License Agreement as of the date first written above.

Micromet AG		Cambridge Antibody Technology Limited

By:	/s/ Christian Itin	By:	/s/ Alasdair Moodie

Name: Christian Itin		Name: Alasdair Moodie

Title: CEO		Title: Assistant General Counsel

3.